Exhibit 99.1

NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Sr. Director, Corporate Communications 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Sr. Director, Investor Relations 949-926-5663 pandrew@broadcom.com

Broadcom Reports Third Quarter 2004 Results

Conference Call to be Webcast Today at 1:45 p.m. Pacific Time

IRVINE, Calif. – October 21, 2004 – Broadcom Corporation (Nasdaq: BRCM) today reported financial results for its third fiscal quarter ended September 30, 2004.

Net revenue for the third quarter of 2004 was a record $646.5 million, an increase of 0.8% from the $641.3 million reported for the second quarter of 2004 and an increase of 51.9% from the $425.6 million reported for the third quarter of 2003. Net income computed in accordance with generally accepted accounting principles (GAAP) for the third quarter of 2004 was $49.0 million, or $.14 per share (diluted), compared with GAAP net income of $63.8 million, or $.18 per share (diluted), for the second quarter of 2004, and a GAAP net loss of $6.3 million, or $.02 per share (basic and diluted), for the third quarter of 2003.

Broadcom reports net income (loss) and basic and diluted net income (loss) per share in accordance with U.S. GAAP and additionally on a non-GAAP basis, referred to as pro forma, which excludes certain charges related to acquisitions, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, certain other non-cash charges, and the related income tax effects.

Pro forma net income for the third quarter of 2004, computed with the described exclusions from GAAP reporting, was $124.1 million, or $.36 per share (diluted). This compares with pro forma net income of $121.9 million, or $.35 per share (diluted), for the second quarter of 2004, and pro forma net income of $43.8 million, or $.14 per share (diluted), for the third quarter of 2003.

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Broadcom Reports Third Quarter 2004 Results

GAAP and pro forma net income per share were based on 347.4 million weighted average shares outstanding (diluted) for the third quarter of 2004 and on 352.4 million weighted average shares outstanding (diluted) for the second quarter of 2004. GAAP net loss per share for the third quarter of 2003 was based on 297.3 million weighted average shares outstanding (basic and diluted), and pro forma net income per share for the third quarter of 2003 was based on 319.9 million weighted average shares outstanding (diluted).

Net revenue for the nine months ended September 30, 2004 was $1.861 billion, an increase of 64.6% from the $1.131 billion reported for the nine months ended September 30, 2003. GAAP net income for the nine months ended September 30, 2004 was $152.7 million, or $.44 per share (diluted), compared with a GAAP net loss of $965.9 million, or $3.36 per share (basic and diluted), for the nine months ended September 30, 2003.

Pro forma net income for the nine months ended September 30, 2004 was $344.8 million, or $.99 per share (diluted), compared with pro forma net income of $90.4 million, or $.30 per share (diluted), for the nine months ended September 30, 2003.

GAAP and pro forma net income per share for the nine months ended September 30, 2004 were based on 347.4 million weighted average shares outstanding (diluted). GAAP net loss per share for the nine months ended September 30, 2003 was based on 287.8 million weighted average shares outstanding (basic and diluted). Pro forma net income per share for the nine months ended September 30, 2003 was based on 305.3 million weighted average shares outstanding (diluted).

Broadcom believes pro forma reporting provides meaningful insight into the company’s ongoing economic performance and therefore uses pro forma reporting internally in evaluating and managing the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of ongoing operations. A reconciliation of GAAP net income (loss) to pro forma net income for the three and nine months ended September 30, 2004 and 2003 appears in the financial statements portion of this release.

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Broadcom Reports Third Quarter 2004 Results

“During the third quarter we were able once again to attain record revenues and strong cash generation in spite of the previously-disclosed negative impact of excess inventory within the supply chain,” said Alan E. Ross, Broadcom’s President and CEO. “While the inventory correction touched all of Broadcom’s business groups, it was most pronounced with a limited number of customers in the Broadband Communications and Mobile & Wireless Groups. In addition, during the quarter we experienced the first real impact of the long-anticipated decline in our chipset business for servers based on Intel® processors. Yet even in the midst of these adjustments, Broadcom’s continuing ability to enter new markets and to drive the adoption of innovative technologies into new and existing markets enabled the company to generate strong growth within the Bluetooth®, wireless LAN and Gigabit Ethernet areas.”

Following is a review of selected key accomplishments and progress of the company during the third quarter of 2004:

As cellular carriers look for ways to expand revenue growth by increasing the average revenue per user, they are aggressively expanding service offerings beyond traditional voice service to include video and data services. The rollout of these new services is forcing the migration of cellular network devices from voice-only phones to converged communication platforms. In addition to providing traditional voice-only services, many new mobile devices coming to market offer integrated features such as Bluetooth personal area networking, digital cameras, digital video recorders, gaming consoles, MP3 playback, personal organizers, TV receivers and wireless local area networking (WLAN). During the third quarter, Broadcom’s Mobile & Wireless Group completed the acquisitions of Zyray Wireless Inc., a leading developer of baseband co-processors addressing third generation WCDMA cellular communications technology, and Alphamosaic Limited, a leading developer of advanced mobile imaging, multimedia and 3D graphics technology optimized for use in cellphones and other mobile devices. These acquisitions expand the number of networks and mobile devices in which Broadcom-enabled baseband solutions will operate and enhance Broadcom’s average selling price (ASP) opportunity within a given mobile device.

Combining Zyray’s WCDMA co-processor with Broadcom’s single-chip EDGE/GPRS/GSM and GPRS/GSM baseband processors will enable customers to quickly bring to market two-chip WCDMA multimode phones while providing a roadmap to a future single-chip solution. Alphamosaic’s

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Broadcom Reports Third Quarter 2004 Results

processors combine video and audio processing, polyphonic sound synthesis and an LCD controller to offer audio and video record/playback, mobile TV and 3D mobile gaming.

Earlier this year Broadcom acquired WIDCOMM, Inc., provider of the most widely adopted Bluetooth software, enabling Broadcom to deliver products with assured interoperability and the highest level of functionality. Shortly thereafter, Broadcom announced an engagement to supply silicon and software for Bluetooth wireless functionality in notebook computers from Acer. The announcement underscored Broadcom’s ability to quickly and effectively integrate its acquisitions, and to combine organic and acquired capabilities.

Broadcom’s wireless LAN solutions were among the first to be Wi-Fi CERTIFIED™ for WPA2™ (Wi-Fi Protected Access 2) and WMM™ (Wi-Fi Multimedia). WPA2 is the next generation Wi-Fi® security standard, combining the most powerful authentication and encryption techniques to protect wireless networks from unauthorized use. WMM provides advanced quality of service (QoS) features for Wi-Fi networks to improve the end-user experience by prioritizing audio, video and voice traffic and optimizing the way shared network resources are allocated among competing applications. Broadcom’s products can also be found in the Wi-Fi Alliance test environments for both WPA2 and WMM.

In the Voice over Internet Protocol (VoIP) area, Broadcom announced its participation in AT&T’s VoIP Innovation and Interoperability Program, which is designed to enable manufacturers to build VoIP consumer and business electronic products compatible with AT&T VoIP network services. Broadcom is working with AT&T to develop VoIP software and chipsets that can be used in a wide variety of consumer electronic products, including broadband modems, corded and cordless phones, Wi-Fi phones, set-top boxes, residential gateways, personal computers and other consumer communication devices.

ARM and Broadcom entered into a broad agreement to partner in the development of next generation ARM® technology-based products optimized for a wide range of communications applications. The partnership enables Broadcom to use various ARM technologies to accelerate its leadership position in a number of markets, including next generation mobile, networking and wireless devices. Broadcom’s expertise in broadband and wireless communications will assist ARM in developing better microprocessor solutions for these high growth markets.

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Broadcom Reports Third Quarter 2004 Results

CableLabs chose the Broadcom BroadVoice16™ voice compression codec as one of two royalty-free voice codecs for all future PacketCable™ 1.1 and 1.0 certified and qualified embedded multimedia terminal adapters and public switch telephone network media gateways beginning in April 2005, pending the satisfaction of certain conditions. A mandatory voice compression codec in PacketCable products provides cable operators with universal toll-quality voice compression for VoIP telephony services over cable. Prior to the new codec requirements, toll-quality voice compression codecs were optional within with the PacketCable specification.

In response to the unique competitive dynamics within the Intel processor-based server I/O chipset market, Broadcom in August 2003 announced plans to actively diversify its ServerWorks revenue stream beyond Intel-based platforms in light of the anticipated decline in its Intel processor server chipset business. The new areas of focus are alternative server I/O chipset platforms and the storage market. During the third quarter of 2004, Broadcom’s Enterprise Computing Group continued development on server platform products that support the AMD Opteron™ processor. These products are expected to generate revenue starting in 2005. The unique combination of the Broadcom and AMD solutions will enable original equipment manufacturers (OEMs) to bring to market highly differentiated products that allow end customers to deploy higher I/O bandwidth with greater reliability, availability and serviceability.

Within the storage market, Enterprise Computing began shipping the BC4000 series of RAID host bus adapters, delivering a highly reliable, high performance Serial ATA RAID controller card for both Microsoft® Windows® and Linux® operating systems. The BC4000 provides an extensive feature set tailored for small-to-medium-sized businesses and enterprise workgroups seeking to improve data integrity and data access without the high costs usually associated with enterprise class RAID functionality. In addition, Tom’s Hardware, an independent resource for PC hardware reviews and news, tested the leading Serial ATA RAID controllers and declared the BC4000 to be the new benchmark for both functionality and I/O performance. Broadcom is a platinum sponsor at the Storage Networking World Conference, October 25-28 in Orlando, FL., where the company will unveil next generation storage technologies and products.

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Broadcom Reports Third Quarter 2004 Results

“Looking forward, we expect to see a further slowdown in orders in the near term due to continuing customer inventory issues, and we anticipate a steeper decline in the Intel processor server I/O chipset business going forward,” Ross said. “While there will always be short-term fluctuations in our business, Broadcom’s focus remains on entering new markets and bringing new products into existing markets, a focus that we continue to believe enables Broadcom to be successful in the long term. The portfolio of technologies that we have been able to bring to market and the breadth of end markets in which Broadcom participates are significant, long-term competitive differentiators and uniquely position Broadcom to provide semiconductor solutions that help change the way individuals communicate at work, at home and on the road.”

Broadcom will conduct a conference call with analysts and investors to discuss its third quarter 2004 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by SEC Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time on Thursday, November 4, 2004.

About Broadcom
 Broadcom Corporation is a leading provider of highly integrated semiconductor solutions that enable broadband communications and networking of voice, video and data services. We design, develop and supply complete system-on-a-chip (SoC) solutions incorporating digital, analog, radio frequency (RF), microprocessor and digital signal processing (DSP) technologies, as well as related hardware and software system-level applications. Our diverse product portfolio addresses every major broadband communications market and includes solutions for digital cable and satellite set-top boxes; high definition television (HDTV); cable and digital subscriber line (DSL) modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; Voice over Internet Protocol (VoIP) gateway and telephony systems; broadband network and security processors; and SystemI/O™ server solutions. These technologies and products support our core mission: Connecting everything®.

Broadcom is headquartered in Irvine, Calif., and may be contacted at 1-949-450-8700 or at www.broadcom.com.

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Broadcom Reports Third Quarter 2004 Results

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release and in the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important factors that may cause such a difference for Broadcom include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, and possible disruption in commercial activities related to terrorist activity or armed conflict in the United States and other locations; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our dependence on a few significant customers for a substantial portion of our revenue; our ability to develop new sources of revenue to replace lost revenue from our declining Intel processor sever chipset business; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; the gain or loss of a key customer, design win or order; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to scale our operations in response to changes in demand for our products and services; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; changes in our product or customer mix; the volume of our product sales and pricing concessions on volume sales; intellectual property disputes and customer indemnification claims and other types of litigation risk; the availability and pricing of third party semiconductor foundry and assembly capacity and raw materials; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the quality of our products and any remediation costs; the effectiveness of our expense and product cost control and reduction efforts; the risks and uncertainties associated with our international operations, particularly in light of recent events; the effects of natural disasters, public health emergencies, international conflicts and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

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Broadcom Reports Third Quarter 2004 Results

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom®, the pulse logo, Connecting everything®, the Connecting everything logo, BroadVoice16™ and SystemI/O™ are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. Bluetooth® is a trademark of Bluetooth SIG. Wi-Fi®, Wi-Fi Certified™, WMM™ and WPA2™ are trademarks of the Wi-Fi Alliance. ARM® is a trademark of ARM Limited. Microsoft® and Windows® are trademarks of Microsoft Corporation. Linux® is a trademark of Linus Torvalds. PacketCable™ is a trademark of Cable Television Laboratories, Inc. Any other trademarks or trade names mentioned are the property of their respective owners.

Broadcom Reports Third Quarter 2004 Results

BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net revenue	$646,515	$425,633	$1,861,220	$1,130,976
Cost of revenue (1)	322,039	217,708	922,999	596,581

Gross profit	324,476	207,925	938,221	534,395
Operating expense:
Research and development (2) (3)	123,935	110,282	367,666	319,783
Selling, general and administrative (2) (3)	53,743	50,076	161,290	138,808
Stock-based compensation (4)	12,494	73,191	62,144	216,725
Amortization of purchased intangible assets (4)	1,296	492	2,127	3,192
In-process research and development (4)	37,262	—	63,766	—
Settlement costs	27,500	—	60,000	178,302
Impairment of goodwill and other intangible assets	—	—	18,000	438,611
Stock option exchange	—	—	—	209,266
Restructuring costs	—	—	—	2,932

Income (loss) from operations	68,246	(26,116)	203,228	(973,224)
Interest income, net	4,365	1,481	8,982	4,981
Other income, net	6,952	25,000	6,552	24,953

Income (loss) before income taxes	79,563	365	218,762	(943,290)
Provision for income taxes	30,570	6,663	66,066	22,656

Net income (loss)	$48,993	$(6,298)	$152,696	$(965,946)

Net income (loss) per share (basic)	$.15	$(.02)	$.48	$(3.36)

Net income (loss) per share (diluted)	$.14	$(.02)	$.44	$(3.36)

Weighted average shares (basic)	322,541	297,312	316,084	287,791

Weighted average shares (diluted)	347,389	297,312	347,449	287,791

Notes:
(1) Cost of revenue includes the following:
Stock-based compensation expense	$1	$1,103	$1,272	$5,475
Amortization of purchased intangible assets	3,782	4,058	9,228	14,584
Stock option exchange expense	—	—	—	11,454
Employer payroll tax expense on certain stock option exercises	51	37	258	63

	$3,834	$5,198	$10,758	$31,576

(2) Stock-based compensation expense is excluded from the following (and presented as a separate line item):
Research and development expense	$9,860	$66,363	$53,020	$180,623
Selling, general and administrative expense	2,634	6,828	9,124	36,102

	$12,494	$73,191	$62,144	$216,725

Amortization of purchased intangible assets is excluded from the following (and presented as a separate line item):
Research and development expense	$—	$—	$—	$815
Selling, general and administrative expense	1,296	492	2,127	2,377

	$1,296	$492	$2,127	$3,192

Stock option exchange expense is excluded from the following (and presented as a separate line item):
Research and development expense	$—	$—	$—	$164,798
Selling, general and administrative expense	—	—	—	44,468

	$—	$—	$—	$209,266

(3) Employer payroll tax expense on certain stock option exercises is included in the following:
Research and development expense	$283	$263	$2,130	$709
Selling, general and administrative expense	85	260	1,069	549

	$368	$523	$3,199	$1,258

(4) Primarily represents non-cash acquisition-related expenses charged to operations.

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Broadcom Reports Third Quarter 2004 Results

BROADCOM CORPORATION
Unaudited Reconciliation of Pro Forma Non-GAAP Adjustments
(In thousands)

The following represents reconciliation (unaudited) of GAAP net income (loss) to pro forma non-GAAP net income.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
GAAP net income (loss)	$48,993	$(6,298)	$152,696	$(965,946)
Acquisition-related and other special charges (gains):
Stock-based compensation	12,495	74,294	63,416	222,200
Amortization of purchased intangible assets	5,078	4,550	11,355	17,776
Employer payroll tax on certain stock option exercises	419	560	3,457	1,321
In-process research and development	37,262	—	63,766	—
Settlement costs	27,500	—	60,000	178,302
Impairment of goodwill and other intangible assets	—	—	18,000	438,611
Stock option exchange	—	—	—	220,720
Restructuring costs	—	—	—	2,932
Gain on strategic investments	(5,231)	(22,113)	(5,231)	(22,041)
Non-operating gains	(1,979)	(2,923)	(2,586)	(3,511)
Income tax effects	(452)	(4,284)	(20,122)	51

Pro forma non-GAAP net income	$124,085	$43,786	$344,751	$90,415

Pro Forma Non-GAAP Adjustments

The above pro forma non-GAAP adjustments are based upon our unaudited consolidated statements of operations for the periods shown. These adjustments are not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP). However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s ongoing economic performance and therefore uses pro forma non-GAAP reporting internally in evaluating and managing the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of ongoing operations.

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Broadcom Reports Third Quarter 2004 Results

BROADCOM CORPORATION
Unaudited Pro Forma Non-GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net revenue	$646,515	$425,633	$1,861,220	$1,130,976
Cost of revenue	318,205	212,510	912,241	565,005

Gross profit	328,310	213,123	948,979	565,971
Operating expense:
Research and development	123,652	110,019	365,536	319,074
Selling, general and administrative	53,658	49,816	160,221	138,259

Income from operations	151,000	53,288	423,222	108,638
Interest income, net	4,365	1,481	8,982	4,981
Other expense, net	(258)	(36)	(1,265)	(599)

Income before income taxes	155,107	54,733	430,939	113,020
Provision for income taxes	31,022	10,947	86,188	22,605

Pro forma non-GAAP net income	$124,085	$43,786	$344,751	$90,415

Pro forma non-GAAP net income per share (basic)	$.38	$.15	$1.09	$.31

Pro forma non-GAAP net income per share (diluted)	$.36	$.14	$.99	$.30

Weighted average shares (basic)	322,541	297,312	316,084	287,791

Weighted average shares (diluted)	347,389	319,935	347,449	305,331

Pro Forma Non-GAAP Only

The above pro forma non-GAAP statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation is not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP) and may not be consistent with the presentation used by other companies. However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s ongoing economic performance and therefore uses pro forma non-GAAP reporting internally in evaluating and managing the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of ongoing operations.

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Broadcom Reports Third Quarter 2004 Results

BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$779,513	$558,669
Short-term marketable securities	233,195	47,296
Accounts receivable, net	278,800	220,124
Inventory	177,532	104,047
Prepaid expenses and other current assets	55,130	65,667

Total current assets	1,524,170	995,803
Property and equipment, net	113,353	142,113
Long-term marketable securities	92,264	36,405
Goodwill	1,062,288	827,652
Purchased intangible assets, net	22,243	6,667
Other assets	8,350	8,982

Total assets	$2,822,668	$2,017,622

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$216,099	$219,064
Wages and related benefits	53,979	33,965
Deferred revenue	2,898	963
Accrued liabilities	296,382	249,584

Total current liabilities	569,358	503,576
Commitments and contingencies
Long-term liabilities	25,015	24,241
Shareholders’ equity	2,228,295	1,489,805

Total liabilities and shareholders’ equity	$2,822,668	$2,017,622

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